PRICING SUPPLEMENT NO. 30                                       Rule 424(b)(3)
DATED:  December 13, 1999                                   File No. 333-83049
(To Prospectus dated August 9, 1999 and
Prospectus Supplement dated August 9, 1999)


                                $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B


Principal Amount: $15,000,000   Floating Rate Notes [x]   Book Entry Notes [ ]

Original Issue Date: 12/16/99   Fixed Rate Notes [ ]      Certificated Notes [ ]

Maturity Date: 12/15/2000       CUSIP#: 073928LW1

Option to Extend Maturity:    No    [x]
                              Yes   [ ]      Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------          --------             -------            --------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
------------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
---------------------------------------

Interest Rate Basis:                   Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate            Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate               Interest Reset Date(s):  *

[ ]   Treasury Rate                    Interest Reset Period:  Quarterly

[ ]   LIBOR Reuters                    Interest Payment Date(s):  **

[ ]   LIBOR Telerate

[x]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  ***          Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus): -2.74%

* 3/15/2000, 6/15/2000 and 9/15/2000 (The Interest Rate will be determined on the second business day prior to each Interest Reset Date.)

**    3/15/2000, 6/15/2000, 9/15/2000 and 12/15/2000

***   The PRIME rate on December 14, 1999 minus 274 basis points

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.